                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                    PERCENTAGE    STATE OF
                                                        OF      INCORPORATION
PARENT                         SUBSIDIARY           OWNERSHIP  OR ORGANIZATION
------                ----------------------------- ---------- ---------------
PennFed Financial
 Services, Inc.       Penn Federal Savings Bank        100%     United States
Penn Federal Savings
 Bank                 Penn Savings Insurance Agency    100%     New Jersey

 The financial statements of the Registrant are consolidated with those of its subsidiaries.